Exhibit 10.3

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

CONVERTIBLE PROMISSORY NOTE

$4,000,000	August 6, 2020

FOR VALUE RECEIVED, SANUWAVE Health, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of Celularity Inc., a Delaware corporation (the “Seller”), on or before August 6, 2021 (the “Maturity Date”), in accordance with the terms of this Convertible Promissory Note (this “Note”), the principal amount of $4,000,000 or, if less, the aggregate unpaid principal amount of the indebtedness evidenced by this Note (the “Outstanding Principal Balance”), together with interest on the Outstanding Principal Balance at the rates and on the dates set forth in this Note.

This Note is issued in connection with the transactions contemplated by the Asset Purchase Agreement dated as of the date hereof (as amended, supplemented or otherwise modified, the “Purchase Agreement”), between the Company and the Seller.

This Note is expressly subordinate to the secured promissory notes issued pursuant to the Note Purchase Agreement (as defined below) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Senior Debt”), pursuant to and in accordance with the terms and conditions of that certain Subordination Agreement dated as of the date hereof, by and between Agent and the Seller (the “Subordination Agreement”). The “Note Purchase Agreement” shall mean and refer to that certain Note and Warrant Purchase and Security Agreement dated as of August 6, 2020 by and among NH Expansion Credit Fund Holdings LP (in such capacity, “Agent”), the Company and the other parties thereto.

1. Payment of Principal. The Company shall repay the Outstanding Principal Balance in full on the Maturity Date. The Company may prepay the Outstanding Principal Balance in full upon two business days advance written notice to the Seller, without premium or penalty. Notwithstanding the foregoing, the Company shall not make any payments on the Outstanding Principal Amount or accrued and unpaid interest to the extent such payments would violate the Subordination Agreement; provided, however, that the Company may use the proceeds from an equity financing consummated after the date hereof to repay the Outstanding Principal Amount and any accrued and unpaid interest as long as the Company has not been informed that a Potential Default or an Event of Default (each as defined in the Note Purchase Agreement) has occurred and is continuing.

2. The Company shall pay all accrued and unpaid interest on the Outstanding Principal Balance with any repayment or prepayments of principal. The Seller shall record in its records the date and amount of any repayment or prepayment of principal made pursuant to this Note and the Outstanding Principal Balance so recorded is rebuttable presumptive evidence of such principal amount owing and unpaid pursuant to this Note. The Seller’s failure to so record any such amount or any error in so recording any such amount does not limit or otherwise affect the obligations of the Company under this Note to repay the Outstanding Principal Balance together with all interest accruing thereon.

3. Payment of Interest. The Note shall accrue interest on the Outstanding Principal Balance at a rate equal to 12.0% per annum. Accrued and unpaid interest shall be payable at maturity. Following the occurrence of an Event of Default (as defined in Section 6), the Note shall accrue interest on the Outstanding Principal Balance from the date of such Event of Default until such Event of Default has been waived in writing at a rate equal to 5.0% per annum in excess of the interest rate then applicable to the Outstanding Principal Balance, such interest being payable on demand. All computations of interest under this Note are made on the actual number of days elapsed over a year of 360 days.

4. Payment. The Company shall make all payments required under this Note in lawful money of the United States of America at the principal office of the Seller or at such other place as the Seller may from time to time designate to the Company.

5. Conversion.

(A)
At any time on or after January 1, 2021 (the “Convertibility Date”), at the election of the Seller at its sole discretion, the Outstanding Principal Balance, together with any accrued but unpaid interest thereon, will be convertible into a number of shares of the Company’s common stock equal to the quotient obtained by dividing (a) the Outstanding Principal Balance on the date of such conversion, together with any accrued but unpaid interest thereon, by (b) $0.10 (as adjusted for any subdivisions, combinations or reclassifications of the Company’s common stock), and rounded down to the nearest whole number (the “Conversion Shares”). For the avoidance of doubt, the Seller may at any time after the Maturity Date at its sole discretion elect for the Outstanding Principal Balance, together with any accrued but unpaid interest thereon, to be paid in full rather than electing a conversion of the Outstanding Principal Balance pursuant to this Section 5.

(B)
The Seller may effect a conversion pursuant to this Section 5 by giving the Company 30 days prior written notice thereof (the “Conversion Notice”). The Conversion Notice shall notice shall notify the Company of Seller’s intention to effectuate a conversion pursuant to this Section 5 and shall indicate the date of such conversion, which date shall be not less than 30 days from the date of such Conversion Notice (the “Conversion Date”). No original of the Conversion Notice shall be required. The Company may prepay the Outstanding Principal Balance, together with any accrued but unpaid interest thereon, prior to the Conversion Date.

(C)
Mechanics of Conversion

(i)
Not later than three (3) Trading Days (as defined below) after the Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Seller a certificate representing the Conversion Shares representing the number of Conversion Shares being acquired upon conversion of this Note. Upon any conversion under this Section 4, in lieu of any fractional shares to which the Seller would otherwise be entitled, the Company shall pay to the Seller cash equal to such fraction multiplied by $0.10 (as adjusted for any subdivisions, combinations or reclassifications of the Company’s common stock). For purposes hereof, the term “Trading Day” means a day on which the principal Trading Market (as defined below) is open for business. The term “Trading Market” means any of the following markets or exchanges on which the common stock of the Company is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

(ii)
Obligation Absolute. The Company’s obligation to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof is absolute and unconditional, irrespective of any action or inaction by the Seller to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Seller or any other Person of any obligation to the Company or any violation or alleged violation of law by the Seller or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Seller in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action that the Company may have against the Seller. In the event the Seller shall elect to effect a conversion pursuant to this Section 5, the Company may not refuse conversion based on any claim that the Seller or anyone associated or affiliated with the Seller has been engaged in any violation of law, agreement or for any other reason and the Company shall issue the Conversion Shares, upon a properly noticed conversion. Nothing herein shall limit the Seller’s right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Seller from seeking to enforce damages pursuant to any other section hereof or under applicable law.

(D)
The Company covenants that it will at all times from and after the Convertibility Date reserve and keep available out of its authorized and unissued shares of common stock for the sole purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Seller, not less than such aggregate number of shares of the common stock as shall be issuable upon the conversion of this Note hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.

(E)
The issuance of certificates for shares of the common stock on conversion of this Note shall be made without charge to the Seller for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates.

(F)
Upon the conversion of the Note, the Company will use commercially reasonable efforts to cause the Conversion Shares to be registered for resale on Form S-3 (or Form S-1 or any other applicable form, at the sole discretion of the Company, if Form S-3 is not available to the Company) as soon as practicable after the Conversion Date, and to cause such registration statement to remain effective until all of the Conversion Shares are sold or the holder is entitled to sell all of the unsold Conversion Shares pursuant to Rule 144 of the Securities Act of 1933, as amended, without volume limitations.

6. Covenants. So long as any of the Outstanding Principal Balance remains outstanding, the Company shall not:

(A)
incur, create, assume or become liable in any manner with respect to indebtedness for borrowed money in excess of $30,000,000 (including indebtedness hereunder);

(B)
directly or indirectly, (i) make any dividend or distribution on or in respect of any of its equity interests or (ii) redeem, repurchase or otherwise retire any of its equity interests; or

(C)
be a party to any merger, consolidation or exchange of stock, or sell or otherwise transfer all or substantially all of its assets or equity interests.

7. Default; Acceleration. Upon the occurrence of any one of the following events (each an “Event of Default”):

(A)
the Company’s failure to pay any portion of (i) the Outstanding Principal Balance on the date such obligations are due or are declared due (whether by scheduled maturity, acceleration, demand or otherwise) or (ii) interest on the Outstanding Principal Balance within 30 days of the date when such obligations are due or are declared due (whether by scheduled maturity, acceleration, demand or otherwise);

(B)
the Company fails or neglects to perform, keep or observe any of its other covenants, conditions or agreements contained in this Note and, in the case of the covenants in Section 6, such failure or neglect continues for a period of 30 days after the Company becomes aware of such failure or neglect;

(C)
any representation or warranty made in the Purchase Agreement by the Company proves to be false or incorrect in any material respect;

(D)
the Company (i) defaults in the payment of any indebtedness for borrowed money (after expiration of any applicable cure period) or (ii) defaults in the observance or performance of any agreement or condition relating to any indebtedness for borrowed money (after expiration of any applicable cure period), the effect of which default is to cause, or to permit the holder or holders of such indebtedness to cause, such indebtedness to become due prior to its stated maturity;

(E)
a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by or against the Company; the Company makes an assignment for the benefit of creditors or takes any action to authorize any of the foregoing; or, in the case of an involuntary proceeding filed against the Company, such proceeding is not discharged or dismissed within 60 days; or

(F)
the Company voluntarily or involuntarily dissolves or the Company is dissolved or becomes insolvent or fails generally to pay its debts as they become due;

the Seller may declare the Outstanding Principal Balance, together with all accrued and unpaid interest thereon, to be, and upon such declaration all of such principal and interest shall become, immediately due and payable without presentment, demand, protest or further notice of any kind; provided that if an Event of Default described in clause (E) above exists or occurs, the Outstanding Principal Balance, together with all accrued and unpaid interest thereon, automatically, without notice of any kind, becomes immediately due and payable.

8. Expenses. The Company shall pay all reasonable expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Seller in endeavoring to collect any amounts payable under this Note which are not paid when due, whether by declaration or otherwise, without duplication of any similar amounts for which the Company is liable under the Purchase Agreement.

9. Governing Law. This Note is governed by, and construed in accordance with, the laws of the State of New York.

10. Jurisdiction. The Company and the Seller irrevocably submit to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware (the “Chosen Courts”) solely in respect of the interpretation and enforcement of the provisions of this Note and hereby waive, and agree not to assert, as a defense in any Action (as defined in the Purchase Agreement) for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such Action may not be brought or is not maintainable in the Chosen Courts or that the Chosen Courts are an inconvenient forum or that the venue thereof may not be appropriate or that this Note or any such document may not be enforced in or by the Chosen Courts, and the Company and the Seller irrevocably agree that all claims relating to such Action or transactions will be heard and determined in the Chosen Courts.

11. JURY TRIAL. EACH OF THE COMPANY AND THE SELLER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE. EACH OF THE COMPANY AND THE SELLER CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

12. Amendments. Neither this Note nor any provision hereof may be amended, modified or waived except pursuant to an agreement or agreements in writing entered into by the Company and the Seller.

13. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the successors and assigns of the Company and the Seller. The Company may not assign its obligations under this Note without the written consent of the Seller.

14. Notices. All notices and other communications provided for in this Note must be in writing and delivered in the manner provided in the Purchase Agreement.

15. Severability. Any provision of this Note held to be invalid, illegal or unenforceable in any jurisdiction is, as to such jurisdiction, ineffective to the extent of such invalidity, illegality or unenforceability without effecting the validity, legality and enforceability of the remaining provisions of this Note; and the invalidity of a particular provision in a particular jurisdiction does not invalidate such provision in any other jurisdiction.

16. No Implied Waivers. No failure to exercise and no delay in exercising any right or remedy under this Note operates as a waiver thereof. No single or partial exercise of any right or remedy under this Note, or any abandonment or discontinuance thereof, precludes any other or further exercise thereof or the exercise of any other right or remedy. No waiver or consent under this Note is applicable to any events, acts or circumstances except those specifically covered thereby.

17. Integration. This Note and the Purchase Agreement constitute the entire contract between the Company and the Seller relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

18. Lost, Stolen, Destroyed or Mutilated Note. In case this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Note.

[Signature page follows]

Executed and delivered as of the date first written above.

SANUWAVE HEALTH, INC.
By: /s/ Kevin A. Richardson II
Name: Kevin A. Richardson II
Title: CEO

SIGNATURE PAGE TOCONVERTIBLE PROMISSORY NOTE